UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    Other Events.

On January 31, 2012, MarkWest Energy Partners, L.P. (“MarkWest”) announced expansion plans for the Marcellus and Utica shales that include more than 600 million cubic feet per day (MMcf/d) of additional processing capacity and 140,000 barrels per day (Bbl/d) of incremental fractionation capacity.  Once complete, MarkWest will operate approximately 2.3 billion cubic feet per day (Bcf/d) of processing capacity and nearly 300,000 Bbl/d of fractionation capacity serving the Northeast shales, including the Huron, Marcellus, and Utica.

MarkWest announced additional significant expansion projects to serve producer customers in the hydrocarbon-rich area of the Marcellus Shale, including a 400 MMcf/d expansion of its Majorsville processing complex, bringing total cryogenic processing capacity at Majorsville to 670 MMcf/d.  The Majorsville expansion includes two, 200 MMcf/d processing trains that are expected to come online in 2013, and will be supported by long-term agreements with CONSOL Energy, Noble Energy, and Range Resources.  Natural gas liquids (NGLs) recovered at the Majorsville processing complex, and all other MarkWest processing complexes in the Marcellus, are transported via an extensive NGL gathering system to MarkWest’s Houston, Pennsylvania fractionation, storage, and marketing complex.  Since 2008, MarkWest has invested significant capital to develop critical midstream infrastructure to support producers operating in the liquids-rich areas of the Marcellus, and when the Majorsville and other recently announced expansions come online, MarkWest will operate more than 1.5 Bcf/d of processing capacity in the rich-gas corridor of the Marcellus.

MarkWest is also further expanding its Marcellus NGL infrastructure with the announcement of new de-ethanization capacity at its Houston and Majorsville complexes and the installation of a large purity ethane pipeline between its Majorsville and Houston processing complexes.  In 2011, MarkWest announced the construction of two de-ethanization facilities with the capacity to produce up to 75,000 Bbl/d of purity ethane by mid-2013.  In order to accommodate increasing liquids-rich production from its producer customers, MarkWest is planning to construct a third de-ethanization facility that will increase production capacity of purity ethane to 115,000 Bbl/d by 2014, bringing MarkWest’s total NGL fractionation capacity in the Marcellus to 175,000 Bbl/d when the incremental de-ethanization capacity announced today comes online.  The first phase of ethane production capacity of 75,000 Bbl/d and the purity ethane pipeline are expected to come online in mid-2013 in conjunction with the completion of Mariner West, a pipeline project jointly developed by MarkWest and Sunoco Logistics L.P. to deliver Marcellus ethane to petrochemical markets in Sarnia, Ontario, Canada.  MarkWest’s de-ethanization and ethane pipeline infrastructure will also serve other ethane transportation projects, including Mariner East and Enterprise Product Partners’ ATEX Express ethane pipeline, to transport Marcellus ethane to end-user markets in the Gulf Coast and international markets.

In December 2011, MarkWest and The Energy & Minerals Group (EMG) formed MarkWest Utica EMG, L.L.C. (“MarkWest Utica”), a joint venture focused on the development of significant natural gas processing and NGL fractionation, transportation, and marketing infrastructure to serve producers’ aggressive drilling programs in the Utica shale in eastern Ohio.  MarkWest Utica and MarkWest Liberty today announced the first phase of their Utica development plan including two new processing complexes in Harrison and Monroe counties and 100,000 Bbl/d of fractionation, storage, and marketing capacity in Harrison County.  The processing and fractionation complexes will provide critical rich-gas processing and NGL fractionation, storage, and marketing services for multiple Eastern Ohio counties that comprise the majority of the liquids-rich core of the Utica.  The Harrison complex will include 200 MMcf/d of cryogenic processing capacity and is expected to begin initial operations in mid-2013. MarkWest is finalizing the design capacity of the Monroe County complex, which is also expected to begin operations in 2013. Both processing complexes will be connected via an NGL gathering system to the Harrison County fractionation facilities that will be operational in 2013. Creating a large network of processing complexes connected through an extensive NGL gathering system has been critical to the full development of the Marcellus, and the announced Ohio facilities represent the first major step in providing Utica producers with the same benefits. Additionally, the Harrison fractionation facilities, which will be able to market NGLs by truck, rail, and pipeline, will be connected to MarkWest’s extensive processing and NGL pipeline network in Pennsylvania and West Virginia and will provide for the integrated operation of the two largest fractionation complexes in the Northeastern United States.

MarkWest Utica’s midstream development plans announced today are expected to result in up to 700 construction-related employment opportunities and more than 40 full-time, long-term positions with MarkWest.  As MarkWest Utica develops additional midstream infrastructure in the future, construction-related and full-time, long-term job opportunities could increase significantly.

In accordance with the terms of the MarkWest Utica joint venture, EMG will fund a pre-determined amount of the initial capital expenditures required to develop the Utica midstream infrastructure, after which MarkWest and EMG will jointly fund capital expenditures.

ITEM 7.01.                                    Regulation FD Disclosure.

On January 31, 2012, the Partnership issued a press release announcing significant processing and fractionation infrastructure for the Marcellus and Utica shales.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Actual results could vary significantly from those expressed or implied in such statements and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 9.01.                                 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated January 31, 2012 announcing Significant Processing and Fractionation Infrastructure for the Marcellus and Utica Shales.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: February 6, 2012	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer